Exhibit 99.1

Velocity Express Announces First Quarter Results

WESTPORT, Conn. November 14, 2007—Velocity Express Corporation (NASDAQ: VEXP—News), the nation’s largest provider of time definite regional delivery solutions, announced operating results for its first quarter ended September 29, 2007.

Vincent A. Wasik, Velocity’s Chairman and Chief Executive Officer, stated, “During the quarter we made significant progress realigning our revenue to increase our business with customers whose delivery needs benefit from Velocity’s leading edge V-Trac 5.0 real-time scanning and package level tracking. As a result of real-time visibility throughout the entire delivery process, multiple retail and healthcare customers awarded us and we started new business with an annual value of $18 million in the quarter. In addition, the Company was able to increase its bid pipeline to $214 million as of November 9, the strongest it has been in the history of the Company. The Company also signed new franchise agreements in Memphis, TN and Pensacola, FL, adding to previously announced franchisees in Fargo, ND; Columbus, OH; St. Louis and Kansas City, MO.

Mr. Wasik continued, “Despite the positive new business starts in the quarter, we experienced a sequential decline in revenue of $5 million as we: (1) eliminated a number of unfavorable, legacy-CD&L contracts with customers that had low margins and/or significant cargo claim exposure, (2) experienced the continuing decline in revenue from financial institutions as these organizations adopt electronic check clearing technologies, and (3) witnessed a seasonal decline from strong June quarter shipments by our retail customers. Even with the revenue decline and the additional, non-recurring costs we incurred in the quarter to exit from these unfavorable contracts while maintaining high service standards, we posted a small positive Adjusted EBITDA for the second consecutive quarter.”

Mr. Wasik concluded, “We have taken a number of actions that will offset the impact of the continuing decline in financial services revenue to both increase gross margin and further reduce SG&A expenses. We anticipate these actions will increase our gross margin to over 27% in the December quarter and approach 30% in the March quarter. We also believe the new retail, healthcare and critical parts business we are signing will further improve our gross margins on an on-going basis. With continued strength in our sales pipeline, we expect to resume sequential revenue growth in the March quarter of 2008 with revenue in the range of $91 to $95 million and an EBITDA margin of 5% to 7%.”

Financial Overview

On August 17, 2006, Velocity acquired CD&L, creating the largest time-critical logistics company in the United States. The presentation of Velocity’s financial results in the preceding table and in Exhibit A presents financial results for the quarters ended September 29, 2007 and September 30, 2006 separating nonrecurring expenses associated with the acquisition, integration and restructuring of CD&L. The Company measures its performance using Adjusted EBITDA; i.e., Operating Income before Depreciation, Amortization, Non-Cash Stock-based Compensation and these non-recurring expenses. Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC. Please see Exhibit B for a description of the reasons the Company uses this measure and a reconciliation of Adjusted EBITDA to its nearest GAAP equivalent.

First Quarter Results:	September Qtr 2007	June Qtr 2007	September Qtr 2006
($ thousands)
Revenue	$93,307	$98,556	$111,094
Gross Profit excluding Depreciation (deducted below)*	23,140	26,528	27,579
Gross Margin	24.8%	26.9%	24.8%
Operating Expenses Included in Adjusted EBITDA*	23,053	23,735	26,753
Adjusted EBITDA *	87	2,793	826
Depreciation, Amortization, Non-Cash Compensation, Integration & Transaction Expenses*	2,638	2,975	5,259
Operating Loss	(2,551)	(182)	(4,433)

*	see Exhibit B

Revenue

Revenue for the September quarter of 2007 was $93.3 million compared to $98.6 million in the June quarter of 2007 and $111.1 million in the September quarter of 2006. Compared to the June quarter, factors increasing revenue were $2.7 million of new business, primarily in the retail segment. More than offsetting these increases were a quarter-to-quarter decline of $3.2 million related to unfavorable legacy-CD&L contracts (the absence of favorable year-end GAAP accounting adjustments recorded in the June quarter and the cancellation of several unfavorable contracts in the September quarter), a seasonal decline of $2.7 million associated with our growing retail business from the June to September quarters, a $1.2 million decline in revenue from financial services institutions as these organizations adopt electronic check clearing technologies under the Federal Check 21 legislation, and customer attrition of $0.9 million.

Compared to the September 2006 quarter, new business starts generated $6.9 million in revenue growth which was more than offset by the previously disclosed loss of Office Depot ($6.5 million in the quarter), a $4.4 million decline in financial services revenue, $12.5 million of merger-related and normal customer attrition, and $2.5 million of revenue in the quarter associated with the termination of unfavorable, legacy-CD&L contracts as described above.

Gross profit

The Company reported gross profit excluding depreciation for the quarter of $23.1 million, or 24.8% of sales, compared to $26.5 million, or 26.9% of sales, in the June quarter of 2007 and gross profit of $27.6 million, or 24.8% of sales, for the same quarter last year. The sequential decrease in gross margin percent reflects the absence of $2.1 million in favorable year-end GAAP accounting adjustments related to the CD&L merger recorded in the June quarter of fiscal 2007 and additional non-recurring costs incurred to exit the unfavorable, legacy-CD&L contracts cited above.

Compared to 2006, the similar gross margin percent reflects the first incremental improvements in driver settlement as a result of the improved driver pay management and route engineering made possible by the integrated customer and route management databases plus other merger integration savings offset by the non-recurring costs incurred to exit the unfavorable contracts, new spending on the system-wide scanner upgrade and targeted additions to the warehouse staff to handle the growing retail replenishment business with its increased sorting requirements. The scanner expense is part of a much larger investment we are making in partnership with our independent contractor drivers.

Operating expenses

Operating expenses (occupancy and SG&A) for the quarter were $23.1 million, or 24.9% of sales, compared to $23.7 million, or 24.1% of sales, in the June 2007 quarter and operating expenses of $26.8 million, or 24.1% of sales, in the same quarter last year. The sequential decrease in operating expense reflects lower legal fees and bad debt expense partly offset by an increase in occupancy expenses to support our growing retail replenishment business. The decrease in operating expense compared to the same quarter in 2006 reflects the realization of post-acquisition integration savings as well as lower legal expenses following the resolution of several matters and lower bad debt expense based on favorable collections experience.

Net interest expense of $4.9 million in the quarter was down slightly from $5.0 million in the June 2007 quarter and down from $6.2 million in the prior year quarter when the Company wrote off the deferred financing fees related to Velocity’s and CD&L’s pre-merger revolving credit facilities when those facilities were paid off as part of the CD&L transaction.

Adjusted EBITDA and Net Loss

Adjusted EBITDA for the September quarter was $0.1 million, compared to Adjusted EBITDA of $2.8 million in the June 2007 quarter and Adjusted EBITDA of $0.8 million in the prior year quarter. Adjusted EBITDA declined sequentially due to lower revenue which was only partially offset in the quarter by reduced operating expenses.

Net loss for the quarter ended September 29, 2007 was $7.5 million compared to $4.3 million in the June 2007 quarter and $10.8 million in the September quarter last year. Net loss attributable to common shareholders for the quarter was $11.0 million, or $0.28 per fully diluted share. The difference between net loss and net loss attributable to common shareholders is the result of the non-cash beneficial conversion and pay-in-kind features of our preferred stock, dominantly driven by the issuance of the Series Q preferred stock as part of the financing for the CD&L acquisition.

Conference Call

Velocity will host a conference call on Wednesday, November 14 at 9:00 a.m. ET to discuss the company’s first quarter results. To participate in the call by phone, dial 866-585-6398 approximately five minutes prior to the scheduled start time. International callers please dial 416-849-9626. A webcast will be available at www.velocityexpress.com as well as at www.InvestorCalendar.com. A replay of the webcast can be heard by visiting the investor relations section of the Velocity Express website. A replay of the teleconference will be available for 14 days after the call and may be accessed domestically by dialing 866-245-6755 and international callers may dial 416-915-1035. Callers should use passcode 220838.

About Velocity Express

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system.

Forward Looking Statements

Certain statements in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance that are not historical facts, as well as management’s expectations, beliefs, plans, objectives, assumptions and projections about future events or future performance, are forward looking statements within the meaning of these laws. Forward-looking statements include statements that are preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” or similar expressions and include statements about our ability to realize routing efficiencies and control driver pay, our ability to generate revenues and profits from potential customers in our pipeline, our ability to be successful with our new franchise strategy and our ability to comply with the new financial covenants in our revolving credit facility. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. These assumptions could prove inaccurate. Forward-looking statements are also affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such factors include, but are not limited to, the following: we may never achieve or sustain profitability; we may fail to achieve the expected cost savings from the CD&L acquisition, including due to the challenges of combining the two companies, reducing overlapping functions, retaining key employees and other related risks; we may be unable to fund our future capital needs, and we may need funds sooner than anticipated; our large customers could reduce or discontinue using our services; we may be unable to successfully compete in our markets; we could be exposed to litigation stemming from the accidents or other activities of our drivers; we could be required to pay withholding taxes and extend employee benefits to our independent contractors; risk relating to maintaining the financing under our credit agreement; we have a substantial amount of debt and preferred stock outstanding, and our ability to operate and financial flexibility are limited by the agreements governing our debt and preferred stock; we may be required to redeem our debt at a time when we do not have the proceeds to do so; and the other risks identified in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007, as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:

Velocity Express Corporation

Edward W. (Ted) Stone,

203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett/Jennifer Belodeau

203-972-9200

jnesbett@institutionalms.com

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except par value)

	September 29, 2007	June 30, 2007
ASSETS

Current assets:
Cash	$11,020	$14,418
Accounts receivable, net of allowance of $3,194 and $3,277 at September 29, 2007 and June 30, 2007, respectively	32,268	32,597
Accounts receivable—other	1,112	1,250
Prepaid workers’ compensation and auto liability insurance	2,594	3,404
Other prepaid expenses and other current assets	502	1,031

Total current assets	47,496	52,700

Property and equipment, net	8,735	8,457
Assets held for sale	—	101
		—
Goodwill	81,791	81,791
Intangible assets, net	23,646	24,327
Deferred financing costs, net	5,708	6,246
Other assets	2,727	2,888

Total assets	$170,103	$176,510

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$25,413	$28,413
Accrued wages and benefits	3,908	3,643
Accrued legal and claims	5,426	5,854
Accrued insurance and claims	3,038	3,697
Accrued interest	3,357	5,867
Related party liabilities	—	574
Other accrued liabilities	3,922	3,383
Revolving line of credit	8,952	7,467
Current portion of long-term debt	815	558

Total current liabilities	54,831	59,456

Long-term debt, less current portion	57,634	55,510
Accrued insurance and claims	1,799	1,882
Other long-term liabilities	3,960	4,018

Commitments and contingencies

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

(Unaudited)

(Amounts in thousands, except par value)

	September 29, 2007	June 30, 2007
Shareholders’ equity:
Preferred stock, $0.004 par value, 299,515 shares authorized 12,069 and 12,239 shares issued and outstanding at September 29, 2007 and June 30, 2007, respectively	68,431	68,902
Common stock, $0.004 par value, 700,000 shares authorized 41,277 and 32,820 shares issued and outstanding at September 29, 2007 and June 30, 2007, respectively	165	131
Stock subscription receivable	(249)	—
Additional paid-in-capital	384,278	376,041
Accumulated deficit	(400,641)	(389,497)
Accumulated other comprehensive income	(105)	67

Total shareholders’ equity	51,879	55,644

Total liabilities and shareholders’ equity	$170,103	$176,510

6

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	September 29, 2007	September 30, 2006	June 30, 2007
Revenue	$93,307	$111,094	$98,556

Cost of services	70,167	83,515	72,028
Depreciation	301	31	83

Gross profit	22,839	27,548	26,445

Operating expenses:
Occupancy	4,630	4,657	4,424
Selling, general and administrative	18,509	22,330	18,964

	23,139	26,987	23,388

Transaction and integration costs	501	1,756	518
Restructuring charges and asset impairments	274	1,173	1,121
Depreciation and amortization	1,476	2,065	1,600

Total operating expenses	25,390	31,981	26,627

Loss from operations	(2,551)	(4,433)	(182)

Other income (expense):
Interest expense, net	(4,872)	(6,174)	(5,001)
Other	1	180	838

Loss before income taxes and minority interest	(7,422)	(10,427)	(4,345)

Income taxes	100	9	—
Minority interest	—	367	—

Net loss	$(7,522)	$(10,803)	$(4,345)

Net loss applicable to common shareholders	$(11,144)	$(30,890)	$(6,198)

Basic and diluted net loss per share	$(0.28)	$(1.42)	$(0.20)

Weighted average common stock shares outstanding used in the basic and diluted net loss per share calculation	39,631	21,830	30,252

EXHIBIT B: USE OF NON-GAAP FINANCIAL MEASURES

This press release includes disclosures regarding “Adjusted EBITDA”, which is a non-GAAP financial measure. Adjusted EBITDA, is comprised of historical EBITDA, as adjusted for certain non-cash expenses. EBITDA is defined as net earnings (loss) before interest expenses, income taxes, depreciation and amortization on an historical basis. We believe net income (loss) is the most directly comparable financial measure to EBITDA under GAAP.

We present Adjusted EBITDA for several reasons. Management believes Adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash, including the payment of interest on our debt. In addition, we have presented Adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA (also referred to in our Indenture as Consolidated Cash Flow and in our Revolving Credit Agreement as EBITDA) is also a component of the restrictive covenants and financial ratios contained in the agreement(s) governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur additional debt and to pay dividends. The definitions in these covenants and ratios are based on Adjusted EBITDA. As a result, management believes the presentation of Adjusted EBITDA provides important additional information to investors.

While we use Adjusted EBITDA in managing and analyzing our business and financial condition and believe it is useful to our management and investors for the reasons described above, it has certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Accordingly, it should not be construed as an alternative to net cash from operating or investing activities, cash flows from operations or net income (loss) as defined by GAAP and is not, on its own, necessarily indicative of cash available to fund our cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations of Adjusted EBITDA, and our calculation of Adjusted EBITDA may not be comparable to Adjusted EBITDA or other similarly titled measures of other companies.

A reconciliation of the differences between Adjusted EBITDA and the most directly comparable financial measure presented in accordance with GAAP is included in the table that follows.

Reconciliation of Non-GAAP Financial Measures

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

FOR THE THREE MONTHS ENDED SEPTEMBER 29, 2007, SEPTEMBER 30, 2006 AND JUNE 30, 2007

	Three Months Ended
	September 29, 2007	September 30, 2006	June 30, 2007
Net loss	$(7,522)	$(10,803)	$(4,345)
Interest Income/Expense	4,872	6,174	5,001
Income Taxes	100	9	—
Depreciation	1,096	1,303	889
Amortization of Intangible Assets	681	793	794
Stock Based Compensation (included in SG&A)	86	234	(347)
Other non-operating (income)/expense	(1)	(180)	(838)
Transaction / Restructuring / Integration	775	2,926	1,639
Minority Interest in CD&L	—	367	—

Adjusted EBITDA	$87	$823	$2,793